UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 23, 2015

Box, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36805	20-2714444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4440 El Camino Real

Los Altos, California 94022

(Address of principal executive offices, including zip code)

(877) 729-4269

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

On June 23, 2015, Box, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). The stockholders of the Company voted on the following proposals at the Annual Meeting, each of which is more fully described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 11, 2015:

1.	The election of three Class I directors to serve until the Company’s 2018 annual meeting of stockholders and until their successors are duly elected and qualified; and

2.	The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending January 31, 2016.

Each share of Class A Common Stock was entitled to one vote on each proposal and each share of Class B Common Stock was entitled to ten votes on each proposal. The Class A Common Stock and Class B Common Stock voted as a single class on all matters.

Present at the Annual Meeting in person or by proxy were holders of 13,087,407 shares of Class A Common Stock, representing 13,087,407 votes of Class A Common Stock, and holders of 64,267,868 shares of Class B Common Stock, representing 642,678,680 votes of Class B Common Stock, together representing a total of 655,766,087 votes, or more than 63% of the eligible votes, and constituting a quorum.

The voting results for each of these proposals are detailed below.

1. Election of Directors

Nominee	For	Withheld	Broker Non-votes
Dana Evan	646,685,018	1,208,417	7,872,652
Steven Krausz	646,698,169	1,195,266	7,872,652
Aaron Levie	646,951,990	941,445	7,872,652

Each director nominee was duly elected to serve until the Company’s 2018 annual meeting of stockholders and until their successors are duly elected and qualified.

2. Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstained	Broker Non-votes
654,655,371	123,416	987,300	—

The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending January 31, 2016 was ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOX, INC.

Date: June 29, 2015

	By:	/s/ Peter McGoff
Peter McGoff Senior Vice President, General Counsel and Corporate Secretary